EXHIBIT (10)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Supplement to the Statement of Additional Information and to the use of our reports: (1) dated March 28, 2008, with respect to the statutory-basis financial statements and schedules of Western Reserve Life Assurance Co. of Ohio, and (2) dated March 21, 2008, with respect to the subaccounts of the WRL Series Annuity Account B, which are available for investment by contract owners of the Janus Annuity variable annuity policy, included in Post-Effective Amendment No. 13 to the Registration Statement (Form N-4 No. 33-63246) under the Securities Act of 1933 and related Supplement to the Statement of Additional Information of Janus Annuity.

/s/ Ernst & Young LLP

Des Moines, Iowa

January 26, 2009